Report of Independent Auditors


To the Shareholders and
Board of Trustees of AmSouth Funds
In planning and performing our audit of the financial statements of AmSouth Funds for the year ended July 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our
 auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance
on internal control.
The management of AmSouth Funds is responsible
for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and
judgments by management are required to assess the
 expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting
principles.  Those controls include the safeguarding
 of assets against unauthorized acquisition, use or
disposition.
Because of inherent limitations in internal control,
error or fraud may occur and not be detected.
 Also, projection of any evaluation of internal
control to future periods is subject to the risk that
 it may become inadequate because of changes
 in conditions or that the effectiveness of the
design and operation may deteriorate.
Our consideration of internal control would not
 necessarily disclose all matters in internal control
that might be material weaknesses under standards
 established by the American Institute of
Certified Public Accountants.  A material weakness
is a condition in which the design or operation
 of one or more of the internal control components
 does not reduce to a relatively low level the risk
that misstatements caused by error or fraud in
amounts that would be material in relation to the
financial statements being audited may occur and
not be detected within a timely period by employees
 in the normal course of performing their assigned
functions.  However, we noted no matters involving
 internal control and its operation, including controls
 for safeguarding securities, that we consider to be
material weaknesses as defined above at July 31, 2000.
This report is intended solely for the information
and use of management, the Board of Trustees of
AmSouth Funds, and the Securities and Exchange
 Commission and is not intended to be and should
not be used by anyone other than these specified parties.
/s/ ERNST & YOUNG LLP.
Columbus, Ohio
September 25, 2000